Exhibit 10.5

EXECUTION VERSION

INCREMENTAL AMENDMENT NO. 4

This INCREMENTAL AMENDMENT NO. 4, dated as of August 18, 2021 (this “Amendment”), to that certain First Lien Credit and Guarantee Agreement, dated as of February 12, 2018 (as amended by that certain Incremental Amendment No. 1, dated as of March 1, 2019, that certain Incremental Amendment No. 2, dated as of August 12, 2019, and that certain Amendment No. 3, dated as of February 5, 2021, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time immediately prior to the effectiveness of this Amendment, the “Credit Agreement”; the Credit Agreement, after giving effect to the effectiveness of this Amendment, the “Amended Credit Agreement”), by and among Janus Intermediate, LLC, a Delaware limited liability company (“Holdings”), Janus International Group, LLC, a Delaware limited liability company (the “Borrower”), the Subsidiary Guarantors from time to time party thereto, UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent, and the other financial institutions from time to time party thereto, is entered into by and among Holdings, the Borrower, the Subsidiary Guarantors party hereto, the Administrative Agent and each Additional Incremental Lender (as defined below) providing the Incremental Term Commitments (as defined below). Capitalized terms used herein but not defined herein are used as defined in the Credit Agreement.

RECITALS

WHEREAS, pursuant to Section 2.15 and of the Credit Agreement, the Borrower has requested that certain Additional Incremental Lenders make Incremental Term Loans in an aggregate amount of $155,000,000 (the “2021-B Incremental Term Facility”) in order to (a) acquire all of the outstanding shares of the capital stock of the Company (as defined in the Dingo Acquisition Agreement) (the “Target”) in accordance with the terms of that certain Securities Purchase Agreement, dated as of June 16, 2021 (the “Signing Date”) (together with all exhibits, schedules and disclosure letters thereto, collectively, the “Dingo Acquisition Agreement”), by and among the Borrower and Cornerstone Building Brands, Inc., a Delaware corporation (the “Dingo Seller”) (collectively, the “Dingo Acquisition”), (b) pay the consideration and other amounts owing in connection with the Dingo Acquisition under the Dingo Acquisition Agreement and (c) pay for certain fees, expenses, premium and original issue discount payable in connection with this Amendment (collectively, the “Incremental Transactions”).

WHEREAS, subject to the terms and conditions of the Amended Credit Agreement and pursuant to Section 2.15 thereof, and except as expressly otherwise set forth herein, immediately after giving effect to this Amendment, the 2021-B Term Loans (as defined below) shall be “Term Loans” for all purposes of and under the Amended Credit Agreement and, except as otherwise expressly provided for in this Amendment, shall have the same terms and provisions, and shall constitute the same Tranche of Term Loans, as the Initial Term Loans for all purposes of and under the Amended Credit Agreement.

WHEREAS, the Additional Incremental Lenders party hereto are willing to provide the 2021-B Term Loans to the Borrower on the Fourth Amendment Effective Date (as defined below) on the terms and subject to the conditions set forth herein and in the Credit Agreement.

WHEREAS, UBS Securities LLC (acting through such of its affiliates or branches as it deems appropriate) has been appointed as the sole lead arranger and sole bookrunner for the 2021-B Incremental Term Facility (in such capacities, the “Amendment Lead Arranger”).

WHEREAS, the Borrower and the Administrative Agent hereby agree to effect certain amendments to the Credit Agreement, which are hereby deemed by such persons as necessary or appropriate in the opinion of the Administrative Agent to effect the 2021-B Incremental Term Facility.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    DEFINED TERMS; INTERPRETATION; ETC. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. This Amendment is an “Incremental Amendment” and a “Loan Document”, each as defined in the Credit Agreement.

SECTION 2.    2021-B INCREMENTAL TERM FACILITY.

2.1    Subject to and upon the terms and conditions set forth herein, the parties hereto providing the 2021-B Incremental Term Facility as indicated on Annex I hereto (each, a “2021-B Incremental Lender”) hereby severally agree to make a term loan or term loans (each, a “2021-B Term Loan” and collectively, the “2021-B Term Loans”) to the Borrower, which 2021-B Term Loans (A) shall be incurred on the Fourth Amendment Effective Date, (B) shall be denominated in Dollars, (C) except as hereinafter provided or as otherwise provided in the Credit Agreement, shall, at the option of the Borrower, be maintained as, and/or converted into, Base Rate Loans or LIBOR Loans, and (D) shall be made by each such 2021-B Incremental Lender in that aggregate principal amount which does not exceed the commitment of such 2021-B Incremental Lender set forth opposite its name on Annex I attached hereto (such commitment for each such 2021-B Incremental Lender, the “2021-B Term Loan Commitment” and collectively, the “2021-B Term Loan Commitments”). The 2021-B Term Loan Commitments shall automatically terminate upon the funding of the 2021-B Term Loans in accordance with the terms hereof.

2.2    The 2021-B Term Loans are “Incremental Term Loans” as contemplated by Section 2.15 of the Credit Agreement and shall be deemed to be “Term Loans” for all purposes of the Credit Agreement and the other Loan Documents, constituting the same Class and Tranche as the Initial Term Loans and having terms and provisions identical to those applicable to the Initial Term Loans made pursuant to Section 2.01(a) of the Credit Agreement (after giving effect to the amendments contemplated by this Amendment) except as otherwise expressly provided in this Amendment.

2.3    Each 2021-B Incremental Lender hereby: (i) confirms that a copy of the Credit Agreement and the other applicable Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and make 2021-B Term Loan has been made available to such 2021-B Incremental Lender by the Administrative Agent; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other applicable Loan Documents, including this Amendment; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that upon the Fourth Amendment Effective Date, such 2021-B Incremental Lender shall be a “Lender” and an “Additional Incremental Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

2.4    The Borrower is incurring the 2021-B Incremental Term Facility in reliance on clause (b)(i)(x) of the definition of “Maximum Incremental Term Facilities Amount”.

2.5    The 2021-B Term Loans shall be allocated to each outstanding LIBOR Loan Borrowing of Initial Term Loans of the same Class on a pro rata basis, even though as a result thereof, such 2021-B Term Loans will have a shorter Interest Period than the Initial Term Loans included in the Borrowing of which they are part (and notwithstanding any provision in the Credit Agreement that would prohibit such an initial Interest Period).

2.6    As consideration for the 2021-B Incremental Lender providing the 2021-B Term Loans, the Borrower shall pay to the Administrative Agent, for the account of each of the 2021-B Incremental Lender on a pro rata basis in accordance with their final allocated 2021-B Term Loan Commitments, upfront fees in an amount equal to the amounts as separately agreed to by the Borrower and communicated to the 2021-B Incremental Lender by UBS Securities LLC (the “Upfront Fees”), which Upfront Fees shall be due and payable on, and subject to the occurrence of, the Second Amendment Effective Date; provided that such Upfront Fees may, at the election of the 2021-B Incremental Lender in consultation with the Borrower, be structured as OID.

2.7    All proceeds of the 2021-B Term Loans shall be applied to (a) pay the consideration and other amounts owing in connection with the Dingo Acquisition under the Dingo Acquisition Agreement and (b) pay for certain fees, expenses, premium and original issue discount payable in connection with the Incremental Transactions.

2.8    Effective as of the Fourth Amendment Effective Date, except as set forth in this Amendment, (a) the 2021-B Term Loans shall be “Term Loans” and “Initial Term Loans” (under and as defined in the Credit Agreement after giving effect to this Amendment) and (b) this Amendment shall be an Incremental Amendment (under and as defined in the Credit Agreement).

SECTION 3.    CREDIT AGREEMENT AMENDMENTS. Pursuant to Section 12.12(a) of the Credit Agreement, the Credit Agreement is hereby amended as follows:

3.1    The definitions of “2021-B Term Loans”, “2021-B Term Loan Commitment”, “Fourth Amendment” and “Fourth Amendment Effective Date” as follows below shall hereby be inserted into Section 1.01 of the Credit Agreement in the correct alphabetical order:

“2021-B Term Loans” shall mean the “Incremental Term Loans” made to the Borrower on the Fourth Amendment Effective Date pursuant to the Fourth Amendment.

“2021-B Term Loan Commitment” shall mean, for each 2021-B Incremental Lender (as defined in the Fourth Amendment), the amount set forth opposite such Lender’s name in Annex I of the Fourth Amendment directly below the column entitled “2021-B Term Loan Commitments” as terminated in accordance with the terms thereof. The aggregate amount of the 2021-B Term Loan Commitments as of the Fourth Amendment Effective Date is $155,000,000.

“Fourth Amendment” shall mean the Incremental Amendment No. 4, dated as of August 18, 2021, among the Borrower, Holdings, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Fourth Amendment Effective Date” has the meaning specified in the Fourth Amendment.

3.2    The definitions of “Applicable Prepayment Percentage”, “Initial Term Loans”, “Term Loan Commitments” and “Tranche” in Section 1.01 of the Credit Agreement shall be amended and restated in their entirety as follows:

“Initial Term Loan” shall have the meaning set forth in Section 2.01(a) and (i) on and after the Second Amendment Effective Date shall include the 2019-B Term Loans incurred pursuant to the Second Amendment, (ii) on and after the Third Amendment Effective Date shall mean the Amendment No. 3 Refinancing Term Loans and (iii) on and after the Fourth Amendment Effective Date shall include the 2021-B Term Loans incurred pursuant to the Fourth Amendment. The aggregate principal amount of Initial Term Loans after giving effect to the transactions contemplated by the Fourth Amendment is $726,413,482.14.

“Term Loan Commitment” shall mean, for each applicable Lender, (i) the Initial Term Loan Commitment, (ii) the Term B-2 Commitment, (iii) the 2019-B Term Loan Commitment, (iv) the Amendment No. 3 Refinancing Term Loan Commitment (as defined in the Third Amendment), (v) the 2021-B Term Loan Commitment, (vi) the commitments in respect of Incremental Term Loans, if any, issued after the Fourth Amendment Effective Date pursuant to Section 2.15 or (vii) the Other Term Commitments, if any, issued after the Closing Date pursuant to Section 2.17, as each may be modified pursuant to Section 2.16 or terminated or reduced in accordance with the terms hereof.

“Tranche” shall mean the respective facility and commitments utilized in making Term Loans hereunder, with there being one Tranche on the Closing Date, i.e., Initial Term Loans, two Tranches on the First Amendment Effective Date, i.e., the Initial Term Loans and the Term B-2 Loans, one Tranche on the Third Amendment Effective Date, i.e., the Initial Term Loans, and one Tranche on the Fourth Amendment Effective Date, i.e., the Initial Term Loans. Additional Tranches may be added after the Closing Date pursuant to Section 2.15, 2.16 or 2.17. For the avoidance of doubt, the 2021-B Term Loans incurred under the Fourth Amendment shall constitute the same Tranche as the “Initial Term Loans”.

3.3    The last sentence of the defined term “Class” is hereby amended as follows:

“For the avoidance of doubt, (i) effective as of the Third Amendment Effective Date, the Amendment No. 3 Refinancing Term Loans and Initial Term Loans shall constitute the same Class and shall both be deemed to be “Initial Term Loans” for all purposes hereunder and (ii) effective as of the Fourth Amendment Effective Date, the 2021-B Term Loans, Amendment No. 3 Refinancing Term Loans and the Initial Term Loans shall constitute the same Class and shall all be deemed to be “Initial Term Loans” for all purposes hereunder.”

3.4    The last sentence of the defined term “Lender” is hereby amended as follows:

“For the avoidance of doubt, each Lender making a Term B-2 Loan pursuant to the First Amendment, making a 2019-B Term Loan pursuant to the Second Amendment, making an Amendment No. 3 Refinancing Term Loan pursuant to the Third Amendment or making a 2021-B Term Loan pursuant to the Fourth Amendment shall constitute a “Lender” hereunder and, after the First Amendment Effective Date, the Second Amendment Effective Date, the Third Amendment Effective Date and the Fourth Amendment Effective Date, as applicable, the Administrative Agent shall update and/or modify the Register to give effect to the First Amendment Effective Date, the Second Amendment Effective Date, the Third Amendment Effective Date and the Fourth Amendment Effective Date and the transactions contemplated by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, respectively.”

3.5    The first sentence of Section 2.04(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“The principal amount of the Initial Term Loans of each Lender shall be repaid (i) on each Quarterly Payment Date, commencing with the last Business Day of the first fiscal quarter of the Borrower and its Subsidiaries following the Fourth Amendment Effective Date, in an amount equal to 0.277647957978404% of the original principal amount of the Initial Term Loans outstanding on the Fourth Amendment Effective Date (after giving effect to the incurrence of the 2021-B Term Loans) (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with this Section 2.04, Section 4.01, Section 4.02 or purchases in accordance with Section 12.04(a)(iv) or increased as a result of any increase in the amount of such Initial Term Loans pursuant to Section 2.15) and (ii) on the Initial Term Loan Maturity Date, the remaining outstanding principal balance.”

3.6    Section 2.15(e) of the Credit Agreement shall be amended and restated in its entirety as follows:

“(e)    Each of the parties hereto hereby agrees that the Administrative Agent may permit the Borrower, with respect to the initial Borrowings of 2019-B Term Loans and 2021-B Term Loans only, to enter into an Interest Period that is shorter than the Interest Period applicable to the Borrowing of Initial Term Loans outstanding immediately prior to the making of the 2019-B Term Loans or the 2021-B Term Loans, as applicable, in order to ensure that the Interest Period applicable to the initial Borrowing of 2019-B Term Loans or 2021-B Term Loans, as applicable, ends on the same day as the Interest Period applicable to the borrowing of all other Initial Term Loans (and not withstanding any other provision of this Agreement that would prohibit such an Interest Period).”

SECTION 4. CONDITIONS PRECEDENT TO EFFECTIVENESS. This Amendment and the obligations of the 2021-B Incremental Lenders to provide the 2021-B Term Loans are subject to the satisfaction or waiver by the 2021-B Incremental Lender, prior or concurrently with the making of such 2021-B Term Loans, of the following conditions precedent (upon satisfaction or waiver of such conditions, such date being referred to herein as the “Fourth Amendment Effective Date”):

4.1    Execution of Amendment. The Administrative Agent shall have received a counterpart signature page of this Amendment, executed and delivered by the Borrower, Holdings, each Subsidiary Guarantor, the Administrative Agent and the 2021-B Incremental Lenders.

4.2    Consummation of the Dingo Acquisition. The Dingo Acquisition shall be consummated substantially concurrently with the initial borrowing of 2021-B Term Loans in all material respects in accordance with the terms of the Dingo Acquisition Agreement, after giving effect to any modifications, amendments, supplements, consents, waivers or requests, other than those modifications, amendments, supplements, consents, waivers or requests (including the effects of any such requests) that are materially adverse to the interests of the 2021-B Incremental Lender which have not been consented to in writing by the 2021-B Incremental Lender other than amendments, waivers or consents permitted by the Commitment Letter dated as of the Signing Date among UBS AG, Stamford Branch, the Amendment Lead Arranger and the Borrower (the “Dingo Commitment Letter”))

4.3    Release of Target. The Dingo Seller shall have arranged for the Target to be released, prior to or on the Fourth Amendment Effective, from all guarantee and collateral obligations under each of (a) the Cash Flow Credit Agreement, dated as of April 12, 2018 (as amended, supplemented, waived or otherwise modified from time to time), among the Dingo Seller, the several banks and other financial institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, (b) the ABL Credit Agreement, dated as of April 12, 2018 (as amended, supplemented, waived or otherwise modified from time to time), among the Dingo Seller, the subsidiary borrowers from time to time party thereto, the several banks and other financial institutions from time to time party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent and (c) the Indenture, dated as of April 12, 2018 (as amended, supplemented, waived or otherwise modified from time to time), among the Dingo Seller, the subsidiary guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee, in each case, pursuant to customary documentation (including obligations to release any Liens (as defined in the Dingo Acquisition Agreement) relating thereto) reasonably acceptable to the Amendment Lead Arranger.

4.4    KYC Information. The Administrative Agent and the 2021-B Incremental Lenders shall have received, at least three Business Days (or such shorter period as otherwise agreed) prior to the Fourth Amendment Effective Date, (i) all documentation and other information about the Borrower, the Target and the Subsidiary Guarantors as has been reasonably requested in writing at least ten (10) days prior to the Fourth Amendment Effective Date by the Administrative Agent and that the Administrative Agent and Amendment Lead Arranger reasonably determine is required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and (ii) a Beneficial Ownership Certification with respect to any Loan Party that qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230.

4.5    Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing with respect to the 2021-B Term Loans in the form of Exhibit F to the Credit Agreement and having an Interest Period ending on September 30, 2021.

4.6    Secretary’s Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Fourth Amendment Effective Date signed by the secretary or any assistant secretary of such Loan Party and attested to by an Authorized Officer of such Loan Party, with the following insertions and attachments: (i) certified organizational authorizations, incumbency certifications, the certificate of incorporation or other similar Organizational Document of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and bylaws or other similar Organizational Document of each Loan Party certified as being in full force and effect on the Fourth Amendment Effective Date and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization as of a recent date.

4.7    Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer (or a similar Authorized Officer) of the Borrower and Holdings in the form of Exhibit J to the Credit Agreement, which certifies that the Borrower and Holdings and its Restricted Subsidiaries, on a consolidated basis, are, and immediately after giving effect to the Incremental Transactions, will be, Solvent.

4.8    Fees and Expenses. The Administrative Agent shall have received all (x) reasonable out-of-pocket fees required to be paid on the Fourth Amendment Effective Date pursuant to the Fee Letter, dated the Signing Date, among UBS AG, Stamford Branch, the Amendment Lead Arranger and the Borrower in connection with the 2021-B Incremental Term Facility and (y) reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket legal fees and expenses) owing to them pursuant to Section 12.01 of the Credit Agreement and, with respect to expenses and legal fees, to the extent invoiced at least three (3) Business Days prior to the Fourth Amendment Effective Date (which amounts may, at the Amendment Lead Arrangers’ option, be offset against the proceeds of the 2021-B Term Loans).

4.9    Specified Representations. Subject in all respects to the Certain Funds Provisions (as defined in the Dingo Commitment Letter), the Specified Representations (as defined below) and the Specified Acquisition Agreement Representations (as defined in the Dingo Commitment Letter) shall be true and correct in all material respects (without duplication of any materiality qualifiers with respect to any Specified Representations already qualified by materiality or material adverse effect) as of the Fourth Amendment Effective or as of any specified date, if earlier. As used herein, “Specified Representations” means the representations and warranties made solely by the Loan Parties in the following Sections of the Amended Credit Agreement: Sections 5.03(a), 5.04 (as it relates to due authorization, execution, delivery and performance of this Amendment and the Incremental Transactions), 5.06(iii), 5.12(d), 5.15, 5.19 (subject to the Certain Funds Provisions (as defined in the Dingo Commitment Letter)), 5.20 (as of the Fourth Amendment Effective Date) and 5.21(d) and (g), in each case with the references to (A) “Transactions” therein being deemed to refer to the Incremental Transactions and (B) the “Closing Date” therein being deemed to refer to the Fourth Amendment Effective Date.

4.10    Material Adverse Effect. No Material Adverse Effect (as defined in the Dingo Acquisition Agreement as in effect on the Signing Date) shall have occurred since the Signing Date and be continuing as of the Fourth Amendment Effective Date.

4.11    Legal Opinions. The Administrative Agent shall have received, a legal opinion of (x) Kirkland & Ellis LLP, counsel to the Loan Parties and (y) Stanley, Esrey & Buckley, LLP, special Georgia counsel to the Loan Parties, each of which opinions shall be addressed to the Administrative Agent, the Collateral Agent and the Lenders, dated as of the Fourth Amendment Effective Date and shall be in form and substance reasonably satisfactory to the Administrative Agent.

4.12    Closing Certificate. The Administrative Agent shall have received a customary closing certificate, dated the Fourth Amendment Effective Date signed by an Authorized Officer of the Borrower certifying that the conditions precedent set forth in Sections 4.2, 4.9 and 4.10 have been satisfied or waived on such date.

SECTION 5.    REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and the Lenders (including the 2021-B Incremental Lenders) to enter into this Amendment and to make the 2021-B Term Loans, each of the Loan Parties hereby jointly and severally represents and warrants to the Administrative Agent and the Lenders (including the 2021-B Incremental Lenders), as of the Fourth Amendment Effective Date that, both before and after giving effect to this Amendment, the following statements are true and correct in all material respects:

5.1    Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform its obligations under this Amendment. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment and to authorize the transactions contemplated hereby. This Amendment has been duly executed and delivered on behalf of each Loan Party party hereto. This Amendment constitutes a legal, valid and binding obligation of each Loan Party party hereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.2    No Conflict with Organizational Documents. The execution, delivery and performance of this Amendment and the transactions contemplated hereby will not violate, or conflict with, the Organizational Documents of Holdings or any of its respective Restricted Subsidiaries.

SECTION 6.    EFFECT ON THE CREDIT AGREEMENT

6.1    Notwithstanding anything herein or in any other Loan Document to the contrary, each of the parties hereto acknowledge that the 2021-B Incremental Term Facility will be incurred in reliance on clause (b)(i)(x) of the definition of “Maximum Incremental Term Facilities Amount” and by delivery of their respective signature pages hereto, the Borrower, Additional Term Lender and Administrative Agent shall be deemed to have consented to, approved, accepted and be satisfied with Incremental Transactions made in reliance on such provisions.

6.2    Except as provided hereunder, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under any Loan Document.

6.3    This Amendment shall be deemed to be a “Loan Document” as defined in the Credit Agreement.

6.4    Nothing contained in this Amendment or in the Amended Credit Agreement shall be construed as substitution or novation of the obligations outstanding under the Credit Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby.

SECTION 7.    REAFFIRMATION OF GUARANTEES AND SECURITY INTERESTS. Each Loan Party has (a) (other than the Borrower) guaranteed the Obligations and (b) created Liens in favor of Lenders on certain Collateral to secure its obligations within the Credit Agreement, under the Security Documents to which it is a party. Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to this Amendment to be entered into on the date hereof. Each Loan Party hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document), (ii) grants to the Administrative Agent for the benefit of the Lenders a continuing lien on and security interest in and to such Loan Party’s right, title and interest in, to and under all Collateral as collateral security for the prompt payment and performance in full when due of the Obligations (whether at stated maturity, by acceleration or otherwise) and (iii) no new filings will be required to be made or other action be taken to perfect or to maintain the perfection of such Liens.

Each Loan Party acknowledges and agrees that (i) any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment, (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties, including the 2021-B Incremental Lenders and (iii) from and after the date hereof, all 2021-B Term Loans and all obligations in respect thereof shall be deemed to be “Obligations” under the Credit Agreement and the Amended Credit Agreement.

SECTION 8. MISCELLANEOUS.

8.1    Notice. For purposes of the Credit Agreement, the initial notice address of each 2021-B Incremental Lender shall be as set forth below its signature hereto.

8.2    Non-U.S. Lenders. Each 2021-B Incremental Lender that is not a U.S. person (as defined in Section 7701(a)(30) of the Code), if any, shall have delivered to the Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such 2021-B Incremental Lender may be required to deliver to Administrative Agent pursuant to Section 4.04(b) of the Credit Agreement.

8.3    Recordation of the 2021-B Term Loans. Upon execution and delivery hereof, and the funding of the 2021-B Term Loans, the Administrative Agent will record in the Register the 2021-B Term Loans made by the 2021-B Incremental Lenders.

8.4    Amendment, Modification and Waiver. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto.

8.5    Entire Agreement. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

8.6    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. SECTION 12.08 (GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL) OF THE CREDIT AGREEMENT IS INCORPORATED BY REFERENCE HEREIN AS IF SUCH SECTION APPEARED HEREIN, MUTATIS MUTANDIS.

8.7    Severability. In the event any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.8    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent. Delivery of an executed counterpart by facsimile or electronic transmission (e.g., “pdf” or “tif” or similar format) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

8.9    Headings Descriptive. The headings for the several sections and subsections in this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date indicated above.

BORROWER:

JANUS INTERNATIONAL GROUP, LLC,
a Delaware limited liability company

By:
	Name:	Scott M. Sannes
	Title:	Chief Financial Officer

HOLDINGS:

JANUS INTERMEDIATE, LLC,
a Delaware limited liability company

By:
	Name:	Scott M. Sannes
	Title:	Chief Financial Officer

SUBSIDIARY GUARANTORS:
ASTA INDUSTRIES, INC.,
a Georgia corporation
ATLANTA DOOR CORPORATION,
a Georgia corporation
BETCO INC.,
a Delaware corporation
JANUS COBB HOLDINGS, LLC,
a Delaware limited liability company
JANUS DOOR, LLC,
a Georgia limited liability company
JANUS HOLDINGS, LLC,
a Georgia limited liability company
NOKE, INC.,
a Delaware corporation
STEEL DOOR DEPOT.COM, LLC,
a Georgia limited liability company
U.S. DOOR & BUILDING COMPONENTS, LLC,
a Georgia limited liability company

By:
	Name:	Scott M. Sannes
	Title:	Chief Financial Officer

[Signature Page to Incremental Amendment No. 4]

UBS AG, STAMFORD BRANCH, as Administrative Agent and Collateral Agent

By:
Name:	Anthony N Joseph
Title:	Associate Director

By:
Name:	Dionne Robinson
Title:	Associate Director

[Signature Page to Incremental Amendment No. 4]

UBS AG, STAMFORD BRANCH, as 2021-B Incremental Lender

By:
Name:	Anthony N Joseph
Title:	Associate Director

By:
Name:	Dionne Robinson
Title:	Associate Director

[Signature Page to Incremental Amendment No. 4]

ANNEX I

TO INCREMENTAL AMENDMENT NO. 4

2021-B Term Loan Commitments as of the Fourth Amendment Effective Date

Lender	2021-B Term Loan Commitments
UBS AG, Stamford Branch	$155,000,000

TOTAL	$155,000,000